UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Amylin Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 13, 2007

Dear Stockholders:

It is my pleasure to invite you to Amylin’s 2007 Annual Meeting of Stockholders. We will hold the meeting on Wednesday, May 23, 2007, at 10:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121. During the annual meeting, we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and provide a corporate overview. There will also be time for questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Amylin in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card and return it in the prepaid envelope; or vote in person at the meeting.

Sincerely,

Daniel M. Bradbury
President and Chief Executive Officer

AMYLIN PHARMACEUTICALS, INC.
9360 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation. The meeting will be held on Wednesday, May 23, 2007 at 10:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121, for the following purposes:

1.                To elect directors to serve for the ensuing year and until their successors are elected.

2.                To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 200,000,000 to 450,000,000.

3.                To approve an increase of 1,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan.

4.                To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

5.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is March 30, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. If you are unable to attend the annual meeting, you may listen to a webcast of it on our website, www.amylin.com.

By Order of the Board of Directors

Daniel M. Bradbury
President and Chief Executive Officer
San Diego, California
April 13, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice, or vote by telephone or on the Internet as instructed in the proxy statement accompanying this notice, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

AMYLIN PHARMACEUTICALS, INC.
9360 Towne Centre Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2007

Questions And Answers

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Amylin Pharmaceuticals, Inc. is soliciting your proxy to vote at its 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy by telephone or on the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about April 13, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 30, 2007, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 131,415,212 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card, or submit your proxy by telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•       the election of directors,

•       the approval of an increase of 250,000,000 shares in the aggregate number of shares authorized for issuance under our Amended and Restated Certificate of Incorporation, or the Restated Certificate of Incorporation,

•       the approval of an increase of 1,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan, or the 2001 ESPP, and

•       the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy either by telephone or on the Internet or by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote by telephone, dial the toll free number 1-800-690-6903 using any touch tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 22, 2007 to be counted.

•       To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 22, 2007 to be counted.

•       To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Participants in the 401(k) Plan

If you are a participant in our 401(k) plan, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan, regarding how to vote the shares of our common stock attributable to your individual account under the 401(k) plan. Your directions to Fidelity will be tabulated confidentially. Fidelity will vote shares as instructed by participants. If you do not provide voting directions to Fidelity by May 22, 2007, the shares attributable to your account will not be voted.

Note Regarding Internet Voting

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 30, 2007, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under the Restated Certificate of Incorporation, “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under the 2001 ESPP, and “For” the ratification of the selection of Ernst & Young LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $7,000, plus reimbursement of out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       you may submit another properly completed proxy with a later date,

•       you may send a written notice that you are revoking your proxy to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121, or

•       you may attend the annual meeting and vote in person (however, simply attending the annual meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 15, 2007, to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than January 24, 2008. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for proposal 2. For proposal 2, broker non-votes will have the same effect as “Against” Votes.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the election of directors, the ratification of the selection of our independent auditors and the approval of the increase of 250,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under the Amended Certificate of Incorporation. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which includes the approval of the increase of 1,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under the 2001 ESPP, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the eleven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, the increase of 250,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under the Restated Certificate of Incorporation must receive a “For” vote from the majority of the outstanding shares either in person or by proxy.

•       To be approved, the increase of 1,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under the 2001 ESPP must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

•       To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 131,415,212 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 65,707,607 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of thirteen members and will be reduced to eleven members at our Annual Meeting of Stockholders. Two of our directors, Vaughn D. Bryson and Thomas R. Testman, have decided not to stand for re-election. Each director is to be elected at the annual meeting to serve until our 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal.

There are eleven nominees for director this year:  Steven R. Altman; Teresa Beck; Daniel M. Bradbury; Joseph C. Cook, Jr.; Karin Eastham; James R. Gavin III; Ginger L. Graham; Howard E. Greene, Jr.; Jay S. Skyler; Joseph P. Sullivan; and James N. Wilson. Each of the nominees is currently a director of Amylin and, except for Ms. Beck and Mr. Bradbury, was elected by our stockholders. Ms. Beck and Mr. Bradbury were  recommended for election by non-management members of our Board.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The eleven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the eleven nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We require all of our directors and nominees for director to attend our annual meeting of stockholders, absent an irreconcilable conflict. Each of our eleven directors elected at our 2006 Annual Meeting of Stockholders were in attendance at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of March 15, 2007 for each nominee for director.

Name	Age	Position
Daniel M. Bradbury	45	President, Chief Executive Officer and Director
Joseph C. Cook, Jr.	65	Chairman of the Board
Steven R. Altman	45	Director
Teresa Beck	52	Director
Karin Eastham	57	Director
James R. Gavin III, M.D., Ph.D.	61	Director
Ginger L. Graham	51	Director
Howard E. Greene, Jr.	64	Director
Jay S. Skyler, M.D., MACP.	60	Director
Joseph P. Sullivan	64	Director
James N. Wilson	63	Director

Mr. Bradbury has served as our President and Chief Executive Officer since March 2007. He has served as a director since June 2006 and serves on the Finance Committee. Mr. Bradbury was our President and Chief Operating Officer since June 2006 and our Chief Operating Officer from June 2003 to June 2006. He previously served as Executive Vice President from June 2000 until his promotion to Chief Operating Officer in June 2003. He joined us in 1994 and has held officer-level positions in Corporate Development and Marketing prior to 2003. Prior to joining Amylin, Mr. Bradbury spent ten years at SmithKline Beecham Pharmaceuticals, where he held a number of sales and marketing positions. He is a member of the board of directors of Illumina, Inc. and Novacea, Inc. He serves on the board of directors of the Pharmaceutical Research and Manufacturers of America. He also serves as a board member for BIOCOM and the Keck Graduate Institute’s Board of Trustees. Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves on the UCSD Rady School of Management’s Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

Mr. Cook has been our Chairman of the Board since March 1998. He is currently employed by us and serves on the Finance Committee. He served as Chief Executive Officer from March 1998 until September 2003. From 1994 to 1998, Mr. Cook served as a member of our Board and a consultant to us. Mr. Cook is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company. He also serves as a director of Corcept Therapeutics Incorporated. Mr. Cook is also a founder of Mountain Group Capital, LLC, Clinical Products, Inc., and Mountain Ventures, Inc. Mr. Cook also serves on the Board of Mercy Ministries, International and formerly served as Chair of the Advisory Board of the College of Engineering, University of Tennessee. Mr. Cook retired as a Group Vice President of Eli Lilly and Company in 1993 after more than 28 years of service. Mr. Cook received a B.S. in Engineering from the University of Tennessee.

Mr. Altman has served as a director since March 2006 and serves on the Compensation and Human Resources Committee. He currently serves as President of QUALCOMM Incorporated, a position he has held since 2005. In 2002, Mr. Altman was named President of QUALCOMM Technology Licensing, or QTL, and previously served as QTL’s Executive Vice President from 1998 to 2002 and as its Senior Vice President from 1996 to 1998. He became QTL’s General Manager at the formation of the group in 1995. Mr. Altman joined QUALCOMM in 1989 as Corporate Counsel responsible for licensing and acquisitions and was appointed Vice President and General Counsel in 1992. Mr. Altman serves on the Board of Trustees of The Salk Institute. He received his J.D. from the University of San Diego.

Ms. Beck has served as a director since March 2007 and serves on the Audit Committee. From 1998 to 1999, Ms. Beck served as President of American Stores Company, and previously served as its Chief Financial Officer from 1993 to 1998. Prior to her appointment as Chief Financial Officer, Ms. Beck served in various finance and accounting related positions with American Stores from 1982 to 1993. Before joining American Stores, Ms. Beck was the controller of Steiner Financial Corporation and she served as an audit manager for Ernst & Whinney. Ms. Beck currently serves as a director for Questar Corporation and Lexmark International, Inc. In addition, she serves as a member of the Board of Trustees of Intermountain Health Care and as a member of the board of directors of The Nature Conservancy and The Nature Conservancy of Utah. Ms. Beck received a B.S. in accounting and an M.B.A. from the University of Utah.

Ms. Eastham has served as a director since September 2005 and serves as the chair of the Audit Committee and on the Compensation and Human Resources Committee. She has over 25 years experience in financial and operations management, primarily in life sciences companies. She currently serves as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees of the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research and the home to three research centers—a Cancer Center, the Del E. Webb Center for Neuroscience and Aging and a Center for Research on Infectious and Inflammatory Diseases. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer, and Secretary of Diversa Corporation. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from 1976 to 1988. Ms. Eastham also serves as a director for Tercica, Inc., Illumina, Inc., and SGX Pharmaceuticals, Inc. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

Dr. Gavin has served as a director since December 2005 and serves as the chair of the Corporate Governance Committee. Dr. Gavin is currently President and Chief Executive Officer of MicoIslet, Inc. and is Clinical Professor of Medicine, Emory University School of Medicine. He also serves as Executive Vice President for Clinical Affairs, Healing Our Village, Inc. He was President of the Morehouse School of Medicine from 2002 to 2004. Dr. Gavin is a member of the board of directors of Baxter International Inc., Anastasia Marie Laboratories, Inc., Nuvelo, Inc. and MicroIslet, Inc. From 1991 to 2002, Dr. Gavin was the Senior Scientific Officer of the Howard Hughes Medical Institute. From 2002 until 2005, he served as National Chairman of the National Diabetes Education Program. He received a B.S. in Chemistry at

Livingstone College, a Ph.D. in Biochemistry at Emory University and an M.D. at Duke University Medical School. Dr. Gavin has received numerous civic and academic awards and honors.

Ms. Graham has served as a director since November 2005 and currently serves on the Finance Committee. Ms. Graham was our Chief Executive Officer from September 2003 to March 2007 and also served as our President from September 2003 to June 2006. Prior to joining Amylin, Ms. Graham held various positions with Guidant Corporation, including Group Chairman, Office of the President; and President of the Vascular Intervention Group and Vice President. Ms. Graham held various positions with Eli Lilly and Company from 1979 to 1992 including sales, marketing, finance and strategic planning positions. She serves on the board of directors of the California Council on Science and Technology, the Harvard Business School Health Industry Advisory Board, the Harvard Business School Dean’s Advisory Board, the Advisory Board for the Kellogg Center for Executive Women, and the University of California, San Diego Health Sciences Advisory Board. Ms. Graham received an M.B.A. from Harvard University.

Mr. Greene is our co-founder and has served as a director since our inception in 1987. Mr. Greene serves on the Finance Committee. Mr. Greene is an entrepreneur who has participated in the founding and/or management of eleven medical technology companies over two decades, including three companies for which he served as chief executive officer. From 1987 to 1996, Mr. Greene served as our Chief Executive Officer. From 1986 until 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech from 1979 until its acquisition by Eli Lilly and Company in 1986, and he was co-inventor of Hybritech’s patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is a director of Biosite Incorporated. Mr. Greene received an M.B.A. from Harvard University.

Dr. Skyler has served as a director since August 1999 and serves on the Corporate Governance Committee. He is Professor of Medicine, Pediatrics and Psychology, in the Division of Endocrinology Diabetes and Metabolism; and Associate Director for Academic Programs at the Diabetes Research Institute; all at the University of Miami Miller School of Medicine in Florida, where he has been employed since 1976. He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases of the Type 1 Diabetes TrialNet clinical trial network, and serves on the board of directors of DexCom, Inc. Dr. Skyler has served as President of the American Diabetes Association and as Vice President of the International Diabetes Federation. Dr. Skyler serves on the editorial board of several diabetes and general medicine journals. He received a B.S. from Pennsylvania State University, an M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

Mr. Sullivan has served as a director since September 2003 and serves as chair of the Finance Committee and on the Audit Committee. Mr. Sullivan is currently Chairman of the Board of Advisors of RAND Health and Vice Chairman of the Board of the UCLA Medical Center. From 2000 to 2003, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of Protocare, Inc. From 1993 to 1999, he served as Chairman, Chief Executive Officer and a director of American Health Properties, Inc. For the previous twenty years, Mr. Sullivan was an investment banker with Goldman Sachs. Mr. Sullivan also currently serves on the board of directors of Cymetrix, Health Care Property Investors, Inc. (a real estate investment trust) and AutoGenomics, Inc. Mr. Sullivan received an M.B.A. from Harvard University and a J.D. from the University of Minnesota Law School.

Mr. Wilson has served as a director since March 2002 and serves as the chair of the Compensation and Human Resources Committee and on the Corporate Governance Committee. He is a director and Chairman of the board of both Corcept Therapeutics Inc. and NuGEN, Inc. From 1996 to 2001, Mr. Wilson was Chairman of the board of Amira Medical, Inc. From 1990 to 1994, Mr. Wilson served as President and Chief Operating Officer of Syntex Corporation. Prior to 1990, he served in various senior management positions, including Chief Executive Officer for Neurex Corporation and LifeScan, Inc. Mr. Wilson serves on the board of directors of the Palo Alto Medical Foundation, A Stepping Stone Foundation (pre-school education). Mr. Wilson received a B.A. and an M.B.A. from the University of Arizona.

Background of Executives Not Listed Above

The following is biographical information as of March 15, 2007 for each of our executives not listed above.

Name	Age	Position
Alain D. Baron, M.D.	53	Senior Vice President, Research
Mark G. Foletta	46	Senior Vice President, Finance and Chief Financial Officer
Mark J. Gergen	44	Senior Vice President, Corporate Development
Orville G. Kolterman, M.D.	59	Senior Vice President, Clinical and Regulatory Affairs
Marcea Bland Lloyd	58	Senior Vice President, Legal and Corporate Affairs, and General Counsel
Roger Marchetti	49	Senior Vice President, Human Resources and Corporate Services
Joe A. Young	38	Senior Vice President, Marketing
Craig A. Eberhard	47	Vice President, Sales
Paul G. Marshall	47	Vice President, Manufacturing and Supply Operations
Lloyd A. Rowland	50	Vice President, Governance and Compliance, and Corporate Secretary

Dr. Baron has served as our Senior Vice President, Research since September 2004, and previously served as Senior Vice President, Clinical Research since June 2002. He previously served as Vice President, Clinical Research since December 1999. Dr. Baron has been clinical Professor of Medicine at the University of California, San Diego, and Clinical VA Staff Physician at the VA Medical Center, San Diego, since 2001. From 1989 to 2000, Dr. Baron worked for the Indiana University School of Medicine, where he served as Professor of Medicine and Director, Division of Endocrinology and Metabolism. Earlier, Dr. Baron held academic and clinical positions in the Division of Endocrinology and Metabolism at the University of California, San Diego, and the Veterans Administration Medical Center in San Diego. He is the recipient of several prestigious awards for his research in diabetes and vascular disease, including the 1996 Outstanding Clinical Investigator Award from the American Federation for Medical Research, several awards from the American Diabetes Association, and is a National Institutes of Health MERIT award recipient. He received an M.D. from the Medical College of Georgia, Augusta, and completed postdoctoral studies at the University of California, San Diego.

Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer since March 2006 and he previously served as Vice President, Finance and Chief Financial Officer from March 2000 to March 2006. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager. He is a director of Anadys Pharmaceuticals, Inc. Mr. Foletta received a B.A. in Business Economics from the University of California, Santa Barbara. He is a Certified Public Accountant and a member of the Financial Executives Institute.

Mr. Gergen has served as Senior Vice President, Corporate Development since August 2006 and previously served as Vice President of Business Development from May 2005 to August 2006. Prior to joining us, Mr. Gergen was an independent consultant to biotech and medical technology companies for strategy, financing and corporate development. From 2003 to 2005, Mr. Gergen was Executive Vice President at CardioNet, Inc. He held various positions at Advanced Tissue Sciences, Inc. from 2000 to 2003 most recently as Chief Restructuring Officer and Acting CEO. He also served as Senior Vice President, Chief Financial and Development Officer and Vice President, Development, General Counsel and Secretary. From 1999 to 2000, Mr. Gergen was employed at Premier, Inc. and from 1994 to 1999 he held various positions with Medtronic, Inc. From 1990 to 1994 he held various corporate development positions at Jostens, Inc. and from 1986 to 1990, he practiced law at various law firms. Mr. Gergen serves on the board of directors of a privately held company. Mr. Gergen received a B.A. in Administration from Minot State University and a J.D. from the University of Minnesota Law School.

Dr. Kolterman has served as Senior Vice President, Clinical and Regulatory Affairs since August 2005. He previously served as Senior Vice President, Clinical Affairs from February 1997 to August 2005, Vice President, Medical Affairs from 1993 to 1997, and Director, Medical Affairs from 1992 to 1993. From 1983 to 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center. Since 1989, he has been Adjunct Professor of Medicine at the University of California, San Diego. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial Study Group and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study. He is also a past-president of the California Affiliate of the American Diabetes Association. Dr. Kolterman received his M.D. from Stanford University School of Medicine.

Ms. Lloyd has served as our Senior Vice President, Legal and Corporate Affairs, and General Counsel since February 2007. Prior to joining us, Ms. Lloyd served as Group Senior Vice President, Chief Administrative Officer, General Counsel and Secretary of VHA Inc. from November 2004 to February 2007. Previously, she served as VHA’s General Counsel and Secretary from May 1999 to November 2004. From 1993 to April 1999, Ms. Lloyd was Vice President and Assistant General Counsel of Medtronic, Inc. and served as Medtronic’s Assistant General Counsel from 1991 to 1993. From 1978 to 1991, Ms. Lloyd held various legal positions with Medtronic. Prior to joining Medtronic, Ms. Lloyd served as counsel to Pillsbury Company and Montgomery Ward & Co. and she taught Business Law at the University of Minnesota Business School. Ms. Lloyd is Chairperson of the Executive Leadership Foundation and an associate of the Women Business Leaders of the United States Health Care Industry Foundation. She received a B.S./B.A. from Knox College and a J.D. from Northwestern University.

Mr. Marchetti has served as our Senior Vice President, Human Resources and Corporate Services since November 2005. Prior to joining us, he served as Vice President, Human Resources for Guidant Corporation from July 2002 to October 2005. Prior to this role, he served as Vice President, Finance and Information Systems, Guidant Europe, Middle East, Africa, and Canada, since the beginning of 2001. From 1999 through 2000, he served as Vice President, Human Resources for Guidant’s Vascular Intervention group, and served as Guidant’s Corporate Controller and Chief Accounting Officer from 1994 to 1999. He joined Eli Lilly and Company’s Medical Devices and Diagnostics division in 1988. In 1992, he became Financial Manager of Lilly’s pharmaceutical manufacturing operations in Indianapolis. From 1980 to 1986, he was with the audit staff of Touche Ross & Co. (currently Deloitte & Touche LLP). He received a B.A. from LaSalle University in Philadelphia and an M.B.A. from the Ross School of Business at the University of Michigan. He is a Certified Public Accountant.

Mr. Young has served as Senior Vice President, Marketing since October 2006. Prior to joining us, Mr. Young served as Vice President, Diabetes Brand Marketing at Novo Nordisk where he managed the marketing activities of Novo Nordisk’s injectable insulin business. From 2000 to 2004, Mr. Young held global and U.S. commercial leadership roles at Aventis for a variety of metabolic/diabetes compounds. Prior to working at Aventis, Mr. Young held product and sales management positions at Parke-Davis. Mr. Young received a B.S. from Texas A&M University with a concentration in pre-medicine and business.

Mr. Eberhard has served as Vice President, Sales since May 2003. Prior to joining us, Mr. Eberhard was Regional Vice President, Sales, at Pharmacia Corporation, for which he had worked for 21 years. During his career with Pharmacia Corporation and its related pre-merger companies, he held positions in sales, sales management, corporate training, sales operations, and managed care before assuming the Vice President, Sales position. Mr. Eberhard received a B.S. in Biology from California Lutheran University.

Mr. Marshall has served as Vice President, Manufacturing and Supply Operations since December 2006. Prior to joining us, he was Vice President of Corporate Manufacturing at Amgen, Inc.

From 2002 to 2005, Mr. Marshall served as President of Manufacturing at Recombinant Proteins at the Bioscience Division of Baxter International. From 1999 to 2002, he was Site Head of the Baxter International Thousand Oaks facility. He joined Creative BioMolecules in 1992, first as Head of Process Development and Clinical Manufacturing and then as Head of Operations. From 1988 to 1992, Mr. Marshall held various management positions with Welgen Manufacturing Partnership (now Amgen, Rhode Island), Repligen Corporation and Damon Biotech. He serves on the board of directors of Medicago, Inc. and is a member of ISPE and ASCB. Mr. Marshall received a B.S. and an M.S. in Biology from the University of Massachusetts at Dartmouth and completed three years of post-graduate work concentrating in hematology and coagulation research at Brown University.

Mr. Rowland has served as our Vice President, Governance and Compliance, and Corporate Secretary since February 2007. He previously served as our Vice President, Legal, Secretary and General Counsel from September 2001 to February 2007. Prior to joining us, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp., including as Vice President beginning in 1999, Secretary beginning in 1998 and General Counsel and Assistant Secretary beginning in 1993. Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson. He received a J.D. from Emory University.

Independence of the Board of Directors and its Committees and Corporate Governance

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Amylin, our senior management and our independent auditors, our Board of Directors has affirmatively determined that each of Mr. Altman, Ms. Beck, Mr. Bryson, Ms. Eastham, Dr. Gavin, Mr. Greene, Dr. Skyler, Mr. Sullivan, Mr. Testman and Mr. Wilson are independent directors within the meaning of the applicable NASDAQ listing standards. In addition, the Board of Directors  had previously determined that our former director, Terrance Gregg, was independent under these standards during his 2006 service on our Board.  Our Board of Directors has determined that each of Mr. Bradbury, our President and Chief Executive Officer, Ms. Graham, our former Chief Executive Officer, and Mr. Cook, our employee Chairman of the Board and former Chief Executive Officer, do not qualify as independent directors within the meaning of the applicable NASDAQ listing standards. Relationships reviewed by our Board in making its independence determinations include: Mr. Bradbury’s and Ms. Eastham’s service on the same public company board of directors; Mr. Cook’s and Mr. Wilson’s service on the same public company board of directors; and Mr. Sullivan’s and Mr. Testman’s service on the same boards of directors of two privately-held companies.

As required under applicable NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors, with the exception of the Finance Committee, are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards. The Finance Committee is not subject to any independence requirement. In addition, all members of the Compensation and Human Resources Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and are non-employee directors as defined by Rule 16b-3 promulgated by the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended.

The Board, upon the recommendation of the Corporate Governance Committee, has adopted Corporate Governance Guidelines, a copy of which can by found on the corporate governance section of our web site, www.amylin.com. These Guidelines are intended to enhance the functioning of the Board and its committees, promote the interests of our stockholders and establish a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. In particular, the Guidelines set forth the practices the Board will follow with respect to: meetings of the Board and its committees; composition of the Board and its committees; director compensation; the selection of the Chairman of the Board, our directors and our Chief Executive Officer; management succession; expectations of directors; and evaluation of the Board’s, each committee’s and each director’s performance.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation and Human Resources Committee, a Corporate Governance Committee and a Finance Committee. Each committee operates pursuant to a written charter, copies of which can be found on the corporate governance section of our web site, www.amylin.com. Each of our Board committees performs an annual self-performance evaluation, which evaluation includes a comparison of the performance of such committee with the requirements of its charter. The performance evaluation also includes a recommendation to the Board of any improvements to the committee’s charter deemed necessary or desirable by such committee. The Board and each of our Board committees has the full power and authority to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or our management.

The following is membership and meeting information for each of our committees during the year ended December 31, 2006, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation and Human Resources Committee		Corporate Governance Committee		Finance Committee
Joseph C. Cook, Jr.							X	*
Steven R. Altman(1)			X
Vaughn D. Bryson			X		X	*
Karin Eastham	X	*
James R. Gavin III, M.D., Ph.D.					X
Ginger L. Graham							X
Howard E. Greene, Jr.(2)							X
Terrance H. Gregg(3)			X		X
Jay S. Skyler, M.D., MACP					X
Joseph P. Sullivan	X						X
Thomas R. Testman	X
James N. Wilson			X	*	X
Total meetings in fiscal year 2006	13		5		2		7

*                    Committee Chairperson

(1)          Mr. Altman has served on the Compensation and Human Resources Committee since March 2006.

(2)          Mr. Greene served on the Audit Committee until February 2006.

(3)          Mr. Gregg served on the Compensation and Human Resources Committee and the Corporate Governance Committee until May 2006 when he did not stand for re-election to the Board.

Audit Committee

The Audit Committee has been established in accordance with Section 3 of the Securities and Exchange Act of 1934, as amended, and reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee has the sole authority to appoint, retain or terminate our independent auditors; approves in advance all audit and permissible non-audit services to be provided to us by our independent auditors; oversees the independence of our independent auditors; evaluates our independent and internal auditors’ performance; oversees and evaluates management’s assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and our independent auditors’ report on management’s assessment; oversees and evaluates our accounting and financial controls; receives and considers our independent auditors’ comments as to accounting and financial controls; discusses with management and our independent auditors the results of the annual audit and our annual financial statements; discusses with management and our independent auditors, as applicable, the results of our independent auditors’ interim review of our quarterly financial statements, as well as our earnings press releases; and approves all related-party transactions that are required to be disclosed by applicable laws, rules or regulation.

Our Board of Directors has determined that each of Ms. Beck, Ms Eastham and Mr. Testman qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of  the directors’ knowledge and experience based on a number of factors, including their formal education and prior work experience. Each Audit Committee member is independent as defined in applicable NASDAQ listing standards and SEC regulations.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee, or the Compensation Committee, assists the Board in fulfilling its responsibilities in connection with the compensation of our directors, officers, employees and consultants. It performs this function by establishing and overseeing the administration of our compensation policies for our senior management; reviewing and approving strategies for attracting, developing and motivating management and employees; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved plans or programs. The Compensation Committee also develops a succession plan for our Chief Executive Officer and other key executives and produces an annual report with respect to the Compensation Discussion and Analysis included in this proxy statement. To the extent permitted under Delaware General Corporate Law, the Compensation Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.

The Compensation Committee has retained Radford Surveys + Consulting, a division of Aon Consulting, as an independent consultant to advise on matters related to executive and board compensation and evaluating executive compensation programs. The consultant reports to and acts at the direction of the Compensation Committee. Either the Compensation Committee or its designee, the Senior Vice President, Human Resources and Corporate Services, instruct the consultant with respect to its duties and the consultant receives no other compensation from us outside its role as advisor to the Compensation Committee. These duties include preparing competitive compensation analyses and assisting the Compensation Committee with identifying and selecting our group of peer companies listed in the Compensation Discussion and Analysis. The consultant also regularly participates in Compensation Committee meetings and advises the Compensation Committee with respect to compensation trends and prevalent practices. Along with the consultant, our Chief Executive Officer and our Senior Vice President, Human Resources and Corporate Services, assist the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than the Chief Executive Officer.

In consultation with the Board, the Compensation Committee conducts annual reviews of the performance of our Chief Executive Officer and establishes his compensation. The Compensation Committee also reviews and makes recommendation to the full Board with respect to director compensation. In consultation with management, the Compensation Committee recommends to the Board annual corporate objectives to serve as guidance in making awards under our cash bonus plans and makes recommendations to the Board regarding our overall achievement of those objectives. Additional information regarding the Compensation Committee can be found in the Compensation Discussion and Analysis.

Corporate Governance Committee

The Corporate Governance Committee administers the process for determining the selection of candidates for the Board; assesses the composition, operations and performance of the Board and the performance and independence of each director; periodically reviews and assesses our corporate governance guidelines and their application and recommends any changes deemed appropriate to the Board for its consideration; oversees and administers our corporate governance functions on behalf of the Board; oversees and administers compliance matters to the extent such activities are not delegated to other committees; recommends any changes considered appropriate in the authority, operations, charter, number or membership of the Board or any committee; evaluates the need and, if necessary, develops and institutes a plan or program for the continuing education of our directors; and oversees and reviews with management and the Board the adequacy of, and monitors compliance with, our Code for Shared Business Conduct and related conduct and ethics policies. In addition to its Board nominating role, the Corporate Governance Committee assists the Board in working to assure that Amylin operates with proper corporate governance principles and practices.

The Corporate Governance Committee is responsible for determining the Board’s slate of director nominees for election to our Board and the individuals to fill vacancies on our Board occurring between annual meetings of stockholders. The Corporate Governance Committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the Corporate Governance Committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the Corporate Governance Committee’s determination of the Board’s needs, and under the same criteria as set forth below. Stockholders wishing to suggest candidates to the Corporate Governance Committee for consideration as directors must submit a written notice to our Board, who will provide it to the Corporate Governance Committee. The address for our Board can be found in this proxy statement under the caption “Stockholder Communications with the Board of Directors” or in the corporate governance section of our website at www.amylin.com. Our Bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described in this proxy statement under the caption “When are stockholder proposals due for next year’s annual meeting.”  The Corporate Governance Committee does not distinguish between nominees suggested by stockholders and other nominees.

In evaluating the suitability of potential candidates for Board membership, the Corporate Governance Committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate’s current knowledge and contacts in the communities in which Amylin does business and in Amylin’s industry or other industries relevant to Amylin’s business; the individual’s ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of Amylin; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board. To date, the Corporate Governance Committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

Finance Committee

The Finance Committee assists the Board in matters relating to our capital-raising and other financing activities. The Finance Committee considers the ongoing financing needs of Amylin; considers alternative financing mechanisms available to Amylin; makes recommendations to the Board regarding the implementation of appropriate financing mechanisms; and undertakes any other duties or responsibilities expressly delegated to the Finance Committee by the Board from time to time. The Finance Committee charter requires that it consists of at least three directors, one of whom shall be our Chief Executive Officer. All members of the Finance Committee are financially literate and have previous experience with the financing of companies in the United States generally, including securities financing.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met seven times during 2006. Each Board member attended seventy-five percent or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a committee member.

Stockholder Communications With The Board Of Directors

Stockholders who wish to communicate with the Board may do so by writing to the Board of Directors, Attn: Corporate Secretary, 9360 Towne Centre Drive, San Diego, California 92121. The Corporate Governance Committee has established procedures for the handling of communications from stockholders and directed our Corporate Secretary to act as their agent in processing any communications received. Concerns relating to our accounting controls or auditing matters will be referred to the Chair of the Audit Committee. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees are to be forwarded by our Corporate Secretary to our independent directors. Communications that relate to matters that are within the responsibility of one of our Board committees are also to be forwarded by our Corporate Secretary to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code for Shared Business Conduct that applies to all of our officers, directors and employees. The Code for Shared Business Conduct are available on our website at www.amylin.com. If we make any substantive amendments to the Code for Shared Business Conduct or grant any waiver from a provision of the Code for Shared Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL 2

APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 200,000,000 shares to 450,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and subsequent issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as potential dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 131,415,212 shares of common stock outstanding on March 30, 2007, the Board has reserved 24,650,343 shares for issuance upon exercise of options and rights granted under our stock option and stock purchase plans and salary deferral plans, including an aggregate of 1,000,000 shares subject to stockholder approval under Proposal 3 herein, and up to approximately 1,625,950 shares of common stock which may be issued upon exercise of warrants and 5,822,340 shares which may be issued upon conversion of our senior notes.

Although, at present, the Board has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; issuing stock dividends; affecting stock splits; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the company’s business or product lines through the acquisition of other businesses, technologies  or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Amylin to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Amylin, although that is not the intention of this proposal. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at Amylin) or with the intent of being used as an anti-takeover device, nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by Amylin to deter or prevent changes in control of Amylin, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL oF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3

APPROVAL OF THE AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

At our 2001 Annual Meeting of Stockholders, our stockholders approved our 2001 Employee Stock Purchase Plan. In 2004 and 2006, the Board and our stockholders approved amendments to our 2001 Employee Stock Purchase Plan which, among other things, increased the number of shares of our common stock reserved for issuance under our 2001 Employee Stock Purchase Plan to 1,150,000 and 1,650,000, respectively. On March 7, 2007, the Board further amended our 2001 Employee Stock Purchase Plan to increase the number of shares of our common stock reserved for issuance under our 2001 Employee Stock Purchase Plan by 1,000,000 shares from 1,650,000 to 2,650,000, subject to stockholder approval. We refer to the 2001 Employee Stock Purchase Plan, as amended, as the 2001 ESPP. The 2001 ESPP is intended to provide eligible employees of Amylin with the opportunity to acquire an ownership interest in Amylin through participation in an employee stock purchase plan designed to operate in compliance with Section 423 of the Code. The current offering under the 2001 ESPP ends on August 31, 2007. As of March 30, 2007, 561,362 shares were available for future issuance under the 2001 ESPP.

Stockholders are requested in this Proposal 3 to approve the amendment of the 2001 ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment of the 2001 ESPP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

The essential features of the 2001 ESPP are outlined below. Please note that the description of the essential features of the 2001 ESPP is qualified in its entirety by reference to the copy of the 2001 ESPP attached hereto as Appendix A.

Purpose

The purpose of the 2001 ESPP is to provide a means by which our employees may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase our common stock granted under the 2001 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The 2001 ESPP provides that the Board is responsible for administering the 2001 ESPP and has the final power to construe and interpret both the 2001 ESPP and the rights granted under it. The Board has the power, subject to the provisions of the 2001 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of Amylin will be eligible to participate in the 2001 ESPP.

The 2001 ESPP also provides that the Board may delegate administration of the 2001 ESPP to a committee. Accordingly, the Board has delegated administration of the 2001 ESPP to the Compensation Committee. As used below with respect to the 2001 ESPP, the “Board” refers to the Compensation Committee and to the Board.

Offerings

The 2001 ESPP is implemented by offerings of rights to all eligible employees from time to time as determined by the Board. In May 2006, the Compensation Committee approved a series of four six-month offerings under the 2001 ESPP which began on September 1, 2006 and will end on August 31, 2008. We have not yet determined the length of any other future offerings.

Eligibility

Any person who is customarily employed more than 20 hours per week and five months per calendar year by Amylin on the first day of an offering or who becomes such during an offering is eligible to participate in that offering.

No employee is eligible to participate in the 2001 ESPP if, immediately after the grant of purchase rights, the employee would own stock, directly or indirectly, possessing five percent or more of the total combined voting power or value of all classes of stock of Amylin or of any subsidiary of Amylin (including any stock which such employee may purchase under all outstanding rights and options). In addition, employees may purchase a maximum of $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted in accordance with the Code) under all employee stock purchase plans of Amylin and its affiliates for each calendar year in which such rights are outstanding.

Participation in the Plan

Eligible employees enroll in the 2001 ESPP by delivering to Amylin, within the time period specified by the Board, an agreement authorizing payroll deductions of up to fifteen percent of such employees’ total compensation during the offering.

During 2006, shares of our common stock were purchased for the persons and groups of persons set forth below in the amounts and at the weighted average prices per share under the 2001 ESPP as follows: our Named Executive Officers purchased shares at a weighted average price per share of $19.46 in the following amounts: Ms. Graham purchased 1,070 shares; Mr. Bradbury purchased 1,092 shares; Mr. Foletta purchased 1,092 shares; Dr. Baron purchased 1,539 shares; Dr. Kolterman purchased 583 shares; all of our current executive officers as a group purchased 10,370 shares at a weighted average price per share of $19.91; and all employees as a group purchased 384,425 shares at a weighted average price per share of $19.22.

Purchase Price

Generally the purchase price per share at which shares of our common stock are sold in an offering under the 2001 ESPP is the lower of (i) eighty-five percent of the fair market value of a share of our common stock on the first day of the offering or the applicable offering date or (ii) eighty-five percent of the fair market value of a share of our common stock on the last day of the applicable “purchase period.”

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions before or during the offering. At any time during the offering, a participant in the offering may begin, increase, reduce or terminate his or her payroll deductions as the Board provides in the offering. All payroll deductions made for a participant are credited to his or her account under the 2001 ESPP and deposited with our general funds. A participant may not make additional payments into such account.

Purchase of Stock

In connection with offerings made under the 2001 ESPP, the Board may specify a maximum number of shares of our common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of our common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable purchase price. See “Withdrawal” below.

Withdrawal

While each participant in the 2001 ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to Amylin a notice of withdrawal. The 2001 ESPP provides that a participant may withdraw from an offering at any time, unless the offering provides otherwise.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the 2001 ESPP.

Termination of Employment

Rights granted pursuant to any offering under the 2001 ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering.

Restrictions on Transfer

Rights granted under the 2001 ESPP are not transferable except by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the 2001 ESPP at any time. The Board also may amend the 2001 ESPP at any time. Any amendment of the 2001 ESPP must be approved by the stockholders to the extent stockholder approval is necessary for the 2001 ESPP to satisfy the requirements of Section 423 of the Code, other applicable laws or regulations, or the rules promulgated by the NASDAQ Stock Market.

Rights granted before amendment or termination of the 2001 ESPP will not be altered or impaired by any amendment or termination of the 2001 ESPP without the consent of the employee to whom such rights were granted, unless doing so is necessary to comply with any laws or governmental regulations or necessary to ensure that the 2001 ESPP and the rights granted thereunder comply with Section 423 of the Code or if Amylin determines that the accounting treatment of purchases under the 2001 ESPP will change in a manner that is detrimental to its best interests.

Effect of Certain Corporate Events

In the event of a disposition of all or substantially all of the assets of Amylin or specified types of mergers of Amylin, the surviving or acquiring corporation either will assume the rights under the 2001 ESPP or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that participants’ accumulated payroll deductions will be used to purchase shares of our common stock in the offering immediately prior to any such event.

Stock Subject to 2001 ESPP

Subject to this Proposal 3 being approved by our stockholders, an aggregate of 1,561,362 shares of our common stock are reserved for issuance under the 2001 ESPP. If rights granted under the 2001 ESPP expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under such granted rights again become available for issuance under the 2001 ESPP.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and Amylin with respect to participation in the 2001 ESPP. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Rights granted under the 2001 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the first date a participant was eligible to participate in the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) an amount equal to fifteen percent of the fair market value of the stock as of the beginning of the offering period in which the participant purchased the stock will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the date it was purchased by the applicable participant over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its fair market value on the date it was purchased, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Amylin by reason of the grant or exercise of rights under the 2001 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2006 with respect to all of our equity compensation plans in effect on that date (in thousands, except per share amounts).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans, (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	16,213	$23.10	7,588
Equity compensation plans not approved by securityholders	9	6.58	—
Total	16,222	$23.09	7,588

We had the following equity compensation plans in effect as of December 31, 2006 that were adopted with the approval of our stockholders:  the 1991 Stock Option Plan, the 2001 Equity Incentive Plan, the 2001 ESPP, the 1994 Non-Employee Directors’ Stock Option Plan, the 2003 Non-Employee Directors’ Plan and the Non-Employee Directors’ Deferred Compensation Plan.

Our stockholders were not asked to, and therefore did not approve, the individual compensation arrangement entered into in January 1995 with Joseph C. Cook, Jr., who served as our Chairman and Chief Executive Officer from 1998 to 2003, and continues to serve as an employee and as our Chairman. From 1994 to 1998, Mr. Cook served as a consultant to us under various consulting agreements pursuant to which he received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with us entered into in January 1995, we also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, each representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit is to be determined based on the closing price per share of our common stock on The NASDAQ Stock Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007, and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Amylin and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2006 and 2005. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees(1)	$742,377	$690,441
Audit-related Fees	0	0
Tax Fees(2)	0	44,417
All Other Fees	0	0
Total Fees	$742,377	$734,858

(1)          Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC and consultations on the implementation of new accounting pronouncements.

(2)          Represents fees for preparation of federal and state income tax returns and related schedules and calculations, as well as general consultation regarding international, federal and state income tax matters, employment tax matters and sales and use tax matters. No such services were provided in 2006.

Pre-Approval Policies and Procedures

Our Audit Committee charter provides that the Audit Committee will pre-approve all audit and permissible non-audit services to be provided to us by our independent auditors. The Audit Committee pre-approved all audit or non-audit services provided by our independent auditors during 2006.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 15, 2007, except where indicated, by: (i) each of our directors, (ii) each of our Named Executive Officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 131,305,803 shares outstanding on March 15, 2007, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on May 14, 2007, which is 60 days after March 15, 2007. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Beneficial Owner(1)	Number of Shares	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 15, 2007	Percent of Total
Eastbourne Capital Management, L.L.C.(2)	19,236,767	—	14.65%
1101 Fifth Avenue, Suite 370
San Rafael, CA 94901
Marsico Capital Management, LLC(3)	18,919,039	—	14.41
1200 17th Street, Suite 1600
Denver, CO 80202
FMR Corp.(4)	16,931,457	—	12.89
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP(5)	13,821,285	—	10.53
75 State Street
Boston, MA 02109
Janus Capital Management LLC(6)	10,677,661	—	8.13
151 Detroit Street
Denver, CO 80206
Steven R. Altman(7)	45,455	32,000	*
Alain D. Baron, M.D.	469,397	453,550	*
Teresa Beck.	20,000	20,000	*
Daniel M. Bradbury(8)	1,135,685	1,117,320	*
Vaughn D. Bryson(9)	166,165	12,000	*
Joseph C. Cook, Jr.(10)	2,023,765	988,724	1.53
Karin Eastham(11)	32,000	32,000	*
Mark G. Foletta	279,463	256,221	*

James R. Gavin III, M.D., Ph.D.(12)	32,000	32,000	*
Ginger L. Graham	1,289,583	1,144,958	*
Howard E. Greene, Jr.(13)	1,791,417	79,000	1.31
Orville G. Kolterman, M.D.(14)	698,754	570,435	*
Jay S. Skyler, M.D., MACP(15)	209,625	89,000	*
Joseph P. Sullivan(16)	56,000	56,000	*
Thomas R. Testman(17)	70,000	68,000	*
James N. Wilson(18)	119,000	76,000	*
All executive officers and directors as a group (23 persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)	9,419,253	5,935,808	6.87

*                 Less than one percent.

(1)          Except as otherwise noted above, the address for each person or entity listed in the table is c/o Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.

(2)          Based upon a Schedule 13G/A jointly filed with the SEC on February 14, 2007 by Eastbourne Capital Management, L.L.C., Richard Jon Barry and Black Bear Offshore Master Fund, L.P. The joint filers reported that Eastbourne and Mr. Barry have shared voting and dispositive authority with respect to all of the shares indicated above and that Black Bear Offshore Master Fund, L.P. has shared voting and dispositive power with respect to 12,661,674 shares indicated above.

(3)          Based upon a Schedule 13G/A filed with the SEC on February 13, 2007 by Marsico Capital Management, LLC. Marsico reported that it has sole voting power with respect to 16,613,419 shares and sole dispositive power with respect to all of the shares indicated above.

(4)          Based upon a Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp. FMR reported that it has sole voting power with respect to 1,558,740 shares and sole dispositive power with respect to all of the shares indicated above.

(5)          Based upon a Schedule 13G/A filed with the SEC on February 14, 2007 by Wellington Management Company, LLP. Wellington reported that it has shared voting power with respect to 9,196,899 and shared dispositive power with respect to all of the shares indicated above.

(6)          Based upon a Schedule 13G filed with the SEC on February 14, 2007 by Janus Capital Management LLC. Janus reported that it has sole voting and dispositive power with respect to 10,552,813 shares and shared voting and dispositive power with respect to 124,748 shares indicated above.

(7)          Includes 13,455 shares held by the Altman Family Trust, of which trust Mr. Altman and his wife are trustees. Does not include deferred compensation invested in 372 shares of our common stock at Mr. Altman’s election.

(8)          Includes 5,394 shares held by the Bradbury Family Trust #3, of which trust Mr. Bradbury serves as a co-trustee, and shares voting and dispositive power. Does not include 4,473 shares held by the Bradbury Gift Trust, of which Mr. Bradbury’s minor children are beneficiaries.

(9)          Includes 154,165 shares held by the Vaughn D. Bryson Revocable Trust, of which Mr. Bryson is the sole beneficiary. Does not include deferred compensation invested in 5,576 shares of our common stock at Mr. Bryson’s election.

(10) Includes 93,631 shares owned by Farview Management, L.P., as to which Mr. Cook shares voting and dispositive power with his wife.

(11) Does not include deferred compensation invested in 1,662 shares of our common stock at Ms. Eastham’s election.

(12) Does not include deferred compensation invested in 356 shares of our common stock at Dr. Gavin’s election.

(13) Includes 66,969 shares held by The Greene Children’s Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his spouse, and 1,645,448 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his spouse. Does not include deferred compensation invested in 4,553 shares of our common stock at Mr. Greene’s election.

(14) Includes 4,050 shares owned by Dr. Kolterman’s children, 4,473 shares held by the Bradbury Gift Trust, of which trust Dr. Kolterman serves as a trustee and holds voting and dispositive power and 15,949 shares beneficially owned by Dr. Kolterman’s spouse.

(15) Includes 23,000 shares held by The Jay S. Skyler Irrevocable Trust, of which Dr. Skyler is a trustee, 6,675 shares held by Mercedes Bach, Dr. Skyler’s spouse, 950 shares held in a trust for which Dr. Skyler is the trustee, and 20,000 shares held by the Jennifer Skyler Living Trust of which Dr. Skyler is a co-trustee. Does not include deferred compensation invested in 3,881 shares of our common stock at Dr. Skyler’s election.

(16) Does not include deferred compensation invested in 4,411 shares of our common stock at Mr. Sullivan’s election.

(17) Does not include deferred compensation invested in 6,132 shares of our common stock at Mr. Testman’s election.

(18) Includes 32,000 shares held by the James & Pamela Wilson Trust, of which Mr. Wilson may act as sole trustee and with respect to which he holds voting and dispositive power, 7,000 shares held by the James & Pamela Wilson Family Partnership, of which Mr. Wilson may act as general partner and with respect to which he holds voting and dispositive power, 2,000 shares held by the Scott West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power, and 2,000 shares held by the Taylor West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power. Does not include deferred compensation invested in 5,366 shares of our common stock at Mr. Wilson’s election.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Our non-employee directors have the option of investing deferred compensation in shares of our common stock which is purchased on their behalf by a third party. During 2006, we did not receive timely notification of certain of these purchases. Consequently, two transaction reports were not filed on a timely basis for Terrance Gregg, our former director, and three were not filed on a timely basis for each of Ms. Eastham and Messrs. Bryson, Greene, Skyler, Sullivan, Testman and Wilson. In addition, a report of an option grant awarded to Mr. Altman upon being elected to our Board was not filed on a timely basis. Other than the transactions described above, to our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation earned by the members of our Board of Directors who are not Named Executive Officers during the fiscal year ended December 31, 2006.

Name	Fees earned or paid in cash ($)	Stock awards ($)		Option awards ($)(1)(2)	Total ($)
Joseph C. Cook, Jr.	50,000	3,030	(3)	1,473,515	1,526,515
Steven R. Altman	25,000	—		248,319	273,319
Vaughn D. Bryson	40,000	—		200,174	240,174
Karin Eastham	42,500	—		243,709	286,209
James R. Gavin III, M.D., Ph.D.	30,000	—		258,093	288,093
Howard E. Greene, Jr.	32,500	—		200,764	233,264
Jay S. Skyler, M.D., MACP	30,000	—		200,764	230,764
Joseph P. Sullivan	35,000	—		325,211	360,211
Thomas R. Testman	42,500	—		255,801	298,301
James N. Wilson	40,000	—		207,823	247,823

(1)          Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2006 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in Note 1 to Consolidated Financial Statements under the heading “Stock-based Compensation Information Under SFAS 123R”.

(2)          The aggregate number of option awards for each director as of December 31, 2006 was:  Mr. Cook: 1,101,879; Mr. Altman: 32,000; Mr. Bryson: 24,000; Ms. Eastham: 32,000; Dr. Gavin: 32,000; Mr. Greene: 79,000; Dr. Skyler: 89,000; Mr. Sullivan: 56,000; Mr. Testman: 68,000; and Mr. Wilson: 76,000.

(3)          Mr. Cook deferred $3,000 of compensation under our 401(k) plan. The amount shown in this column consists of a dollar-for-dollar matching contribution made by us in the form of our common stock under our 401(k) plan based on the fair market value of our common stock on the December 29, 2006 grant date of $36.07 multiplied by 84 shares granted to Mr. Cook. The aggregate number of Mr. Cook’s outstanding stock awards as of December 31, 2006 was 9,971.

In 2006, non-employee directors received an annual retainer of $30,000, plus $20,000 per year for serving as the chair of the Audit Committee, $10,000 per year for serving as the chair of other committees, and $5,000 per year for serving as Audit Committee members other than the chair.

Our directors have the option to elect, on an annual basis, to defer up to 100% of their cash compensation pursuant to our 2001 Non-Qualified Deferred Compensation Plan, or 2001 Deferred Compensation Plan, which is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. Elections must be made by December 31 of each year to defer director cash compensation that will be earned during the following year, and are irrevocable after that date. The director deferred compensation is credited to a bookkeeping account that permits the director to select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investments and investment funds, including phantom shares of our common stock. The bookkeeping accounts are established based on the market price of the stock at the time the compensation otherwise would have been paid to the director and are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Directors may change their selected phantom investment alternatives at any time. Earnings credited to the director bookkeeping accounts for 2006 have not been reported in the Director Compensation Table because none of our directors received above market or preferential earnings on their deferred compensation accounts in 2006.

Amounts credited to the bookkeeping accounts will generally be paid to the directors approximately six months after termination of board service. Deferred amounts invested in phantom shares of our common stock will be paid in a single lump sum in the form of our common stock. Any changes in the director’s distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans.  In addition, directors may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals or in the event of a change of control of the company.

We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Directors have an unsecured contractual commitment by the company to pay the amount due under the plan, which is subject to the claims of our general creditors. The directors will have taxable income in the year of distribution. In 2006, our directors deferred a total of $332,500 through the Deferred Compensation Plan. As of the date of this proxy statement, all of our non-employee directors have elected to defer 100% of their cash compensation and invest such deferred compensation in phantom shares of our common stock.

In addition to their cash compensation, each non-employee director receives automatic grants of options to purchase our common stock pursuant to our 2003 Non-Employee Directors’ Plan. The options have an exercise price equal to the fair market value of our common stock on the date of the grant. These automatic option grants consist of options to purchase 20,000 shares when initially elected to the Board and options to purchase 12,000 shares upon being re-elected as directors at our annual stockholder meeting. Options granted upon initial election to the Board vest, so long as those directors’ service with Amylin continues, over a period of four years with one-quarter of each option vesting on the one year anniversary of the date of grant and the remainder vesting in equal monthly increments over a three-year period. Options automatically granted to non-employee directors upon re-election at our annual stockholder-meeting vest, so long as those directors’ service with Amylin or its affiliates continues, in equal monthly installments over the course of the following 12 months from the date of grant.

During 2006, we granted options for 12,000 shares each to the nine non-employee directors elected at our 2006 Annual Meeting of Stockholders, at an exercise price per share of $41.34. The full grant date fair value of these options for each director was $251,425. We also granted an option for 20,000 shares to Mr. Altman upon his election to the Board at an exercise price per share of $45.28. The full grant date fair value of this option was $482,732.

Mr.  Cook, who served as our Chief Executive Officer from 1998 until September 1, 2003 and continues to serve as our Chairman of the Board, did not receive cash compensation or stock option grants for his service as a director. He continues to serve as our employee and in 2006 he received an annual salary of $50,000 and a stock option grant for 20,000 shares at an exercise price per share of $41.34. The full grant date fair value of this option was $433,578. Mr. Cook also received a matching 401(k) plan contribution as described in footnote 3 of the Director Compensation table. From 1994 to 1998, Mr. Cook served as a consultant to Amylin. In connection with this consulting arrangement, in January 1995 we entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit will be determined based on the closing price of a share of our common stock on The NASDAQ Stock Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.

In September 2006, our Board approved the following compensation structure for non-employee directors, effective January 1, 2007. Each non-employee director will receive an annual retainer of $50,000, plus $25,000 per year for serving as the chair of the Audit Committee, $20,000 per year for serving as chair of the Compensation Committee and $10,000 per year for serving as chair of either the Corporate Governance Committee or the Finance Committee. In addition, non-employee committee members other than the chair will receive $15,000 per year for serving on the Audit Committee, $10,000 per year for serving on the Compensation Committee and $7,500 per year for serving on either the Corporate Governance Committee or the Finance Committee. Further, the Board approved an annual $50,000 fee for serving as Chairman of the Board.

We also reimburse our directors for their expenses incurred in connection with attendance at Board meetings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee, is responsible for establishing and administering compensation for all of our executive officers, including our Chief Executive Officer. The Committee also exercises oversight of our compensation practices for all employees, including strategies for attracting, developing and motivating employees. To assist the Compensation Committee with its responsibilities, it has retained Radford Surveys + Consulting, a division of Aon Consulting, an independent compensation consulting firm that reports directly to the Compensation Committee. The Compensation Committee regularly receives briefing materials from its consultant and from management which are used as the basis for forming compensation strategies and policies.

The Compensation Committee reports to the Board of Directors on its actions and recommendations and regularly meets in executive sessions without members of management present. Although the Board has delegated authority with respect to Amylin’s executive and general employee compensation programs and practices to the Compensation Committee, it has discretion to review all executive compensation and each year the Board reviews the Chief Executive Officer’s compensation, as well as Amylin’s general compensation programs.

Compensation Program Objectives and Compensation Philosophy

Our overall compensation philosophy is to design and implement equitable and cost-effective compensation programs that will help us recruit, retain, develop and motivate highly-talented people. Following a review of our compensation philosophy, the Compensation Committee determined that beginning in fiscal year 2006, executive compensation practices should place a greater emphasis on corporate performance, rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with the achievement of strategic corporate goals which we discuss in greater detail below.

Our compensation program is designed to link our compensation plans to our corporate strategy and long-term corporate goals. For example, there are four primary strategic initiatives we consider when we make compensation program design decisions. These initiatives include:  (i) driving sustainable long-term growth; (ii) progressively improving our financial performance; (iii) fostering an innovative and entrepreneurial corporate culture; and (iv) providing investment returns to our stockholders. In addition, we also consider other factors when designing our compensation programs, including compensation practices at appropriate benchmark companies, the competitiveness of our programs to the market and regulatory, tax and accounting implications. Each of these compensation design factors are discussed in more detail below.

In order to closely link executive officer compensation with the corporate strategy objectives listed above, we have designed an executive compensation program that emphasizes lower amounts of guaranteed compensation and higher levels of variable or “at-risk” compensation. This compensation program is intended to impose substantial risk to our executives for modest shortfalls in achievement of pre-determined corporate objectives and is highly-leveraged for achievement above these objectives. We believe this compensation program design effectively motivates executive officers to focus their efforts not simply on achieving the pre-determined stated objectives, but also on exceeding them.

To maintain lower levels of guaranteed executive pay and higher levels of at-risk pay, we use three different elements of compensation (excluding benefits). First, we set base salaries at a level designed to attract and retain executives based on experience and individual performance and based on an internal determination as to how critical the position is to our success and financial performance. Second, we design cash incentive bonuses to reward achievement of pre-determined corporate objectives and to support an environment in which executives are accountable for performance. Finally, we provide equity incentives to encourage sustained performance and create a culture of ownership and entrepreneurship. A major component of these equity incentives are stock option grants that vest over four years, which we believe provides an incentive to remain with Amylin and support its long-term goals. In addition to these three elements of compensation, we provide other benefits, such as health and life insurance, to our employees, including our executive officers, to promote their safety and security.

Benchmarking

We consider market pressures and compensation practices at our peer companies when we design our executive compensation programs. As in prior years, in order to assess the competitiveness of our executive compensation practices, the Compensation Committee compared our 2006 executive officer compensation against the compensation provided to executives in comparable positions at 15 peer companies. The peer group examined by the Compensation Committee includes biopharmaceutical and biotechnology companies that are comparable to us in size or business life-cycle stage. Most of our peer companies used to benchmark 2006 compensation are included in the market indices in the graph included in our 2006 annual report to stockholders under the heading “Performance Measurement Comparison” and are listed below:

Affymetrix, Inc.	Gen-Probe Inc.	Millenium Pharmaceuticals, Inc.
Allergan, Inc.	ICOS Corp.	Neurocrine Biosciences, Inc.
Biogen Idec	ImClone Systems Inc.	PDL BioPharma, Inc.
Celgene Corp.	Invitrogen Corp.	Sepracor Inc.
Cephalon, Inc.	Medimmune, Inc.	Vertex Pharmaceuticals, Inc.

In order to ensure that our list of peer companies remains current, given our size and business life-cycle stage, the Compensation Committee reviewed and approved a new list of 12 peer companies in late 2006 that were determined to be appropriate for comparison of compensation practices in 2007 and beyond. These 12 companies include:

Biogen Idec	Gilead Sciences, Inc.	Millenium Pharmaceuticals, Inc.
Celgene Corp.	ICOS Corp.	PDL BioPharma, Inc.
Cephalon, Inc.	ImClone Systems, Inc.	Sepracor Inc.
Genzyme Corp.	Medimmune, Inc.	Vertex Pharmaceuticals, Inc.

We obtain compensation data on our peer companies from public filings and privately published compensation studies conducted by independent third parties which establishes our market reference point. We position our compensation program such that each element of compensation is paid at a level that places us in a specific percentile of our comparative companies which we feel best helps us achieve our objectives. For our executive officers, we target base salaries and benefits such that they will be in the 50th percentile of our market reference point. We target total cash compensation (base salary plus incentive bonus) so that, with expected levels of performance, they are in the 60th percentile of our market reference point and we target equity compensation to be within the 60th percentile. Actual awards for individuals may vary from these targets at the Compensation Committee’s discretion.

Elements of Compensation

The following discussion further describes the mix of compensation elements we pay to our executive officers and how we determine the amount of each element. We will also explain how each element of compensation fits into our overall compensation objectives and affects decisions regarding other elements of compensation. This discussion and analysis should be read together with the compensation tables that follow in this proxy statement.

Base Salary

The amount of salary paid during 2006 to each of our Named Executive Officers, is shown in the Summary Compensation Table below. We pay salaries to our executive officers primarily to provide a base-level of compensation to them in consideration of the services they perform for us. We recognize that our financial success and the achievement of our long-term objectives is largely dependent upon the experience, skills and efforts of our executive management and that the executive compensation we pay must be competitive with the compensation paid by other similarly-situated companies in order to recruit and retain our executive management team. Based on our benchmarking practices, the amount of base salary we pay to our executive officers is targeted to be in the 50th percentile of our peer companies.

In addition to considering base salary levels at our peer companies, the Compensation Committee also determines executive base salary amounts on the basis of each executive’s individual’s level of responsibility and experience, and upon an evaluation of the individual’s performance and contribution to our success. The Compensation Committee has the discretion to adjust executive officer base salaries. Based on these criteria, in February 2006, the Compensation Committee approved base salary increases for each of our Named Executive Officers. In addition, in June 2006, Mr. Bradbury received an additional increase of ten percent in connection with his promotion to President.

In March 2007, the Board approved the 2007 base salaries for the following Named Executive Officers: Mr. Bradbury: $575,000; Mr. Foletta: $365,000; Dr. Baron: $400,000; and Dr. Kolterman: $400,000.

Annual Cash Bonus

We have established a cash bonus plan for executive officers, the Senior Management Cash Bonus Plan, under which we pay annual cash bonuses to executive officers depending on whether we achieve pre-established corporate goals that are generally related to company operational and financial performance. By placing a significant portion of executive compensation “at risk,” we believe the Senior Management Cash Bonus Plan creates a direct link between executive compensation and our operational and financial performance and further motivates our executives to implement strategic initiatives in order to meet and exceed the pre-established corporate goals.

At the beginning of each fiscal year, the Board establishes the operational and financial goals as part of the annual business planning process. Following the end of the year, the Board determines the extent to which these goals were attained or exceeded. Based upon this assessment, the Compensation Committee determines whether executive officers will be paid a cash bonus. If the Compensation Committee determines cash bonuses are to be paid, it awards each executive a cash bonus equal to the executive’s target bonus multiplied by the percentage to which the corporate goals were attained or exceeded. Target bonuses are expressed as a percentage of the executive’s salary. The target bonuses for our 2006 Named Executive Officers are as follows:  for our Chief Executive Officer the target percentage is one hundred percent; for our Chief Operating Officer the target percentage is seventy-five percent; and for each of our other three Named Executive Officers, each of whom is a Senior Vice President, the target percentage is fifty percent. The Compensation Committee retains the discretion to adjust cash bonuses as it deems appropriate.

In previous years, executive officer cash bonuses were based upon a combination of achieving corporate goals and personal performance. However, in order to more closely align executive compensation with corporate goals, the Compensation Committee amended the Senior Management Cash Bonus Plan in March 2006 to provide that payment of executive officer cash bonuses will be based primarily upon the achievement of certain specified corporate goals. The corporate goals established by the Board of Directors for 2006 related to product revenue, progress in our research and development programs and financial and human resource management goals. These metrics were chosen in order to provide an appropriate mix of short-term performance (product revenues) with long-term value creation

(research and development/pipeline advancement) and were assigned a weighting for purposes of quantifying their contribution to bonus payout as more fully described in the table below:

Corporate Goal	Weight
Product Revenue	55%
R&D/Pipeline Advancement	30%
Financial	10%
Human Resource Management	5%

In March 2007, the Compensation Committee reviewed Amylin’s performance and determined that all of our 2006 goals were met or exceeded including our product revenue goals which were exceeded. Accordingly, each Named Executive Officer’s target bonus amount was multiplied by a percentage to which the corporate goals were exceeded to determine the 2006 cash bonus amount. These amounts are shown in the Summary Compensation Table as non-equity incentive plan compensation.

In November 2006, the Compensation Committee adopted the Senior Management Cash Bonus Plan for 2007. The corporate goals established for 2007 relate to product revenue and other financial results, research and development goals and human resource management goals. Amylin’s performance relative to these pre-established goals will be reviewed by the Compensation Committee and the Board in 2008 to determine executive cash bonuses earned in 2007.

Equity Incentive Compensation

We provide equity incentive compensation to our executive officers through our 2001 Equity Incentive Plan, or 2001 EIP, the 2001 ESPP, and, at the discretion of the Board, our 401(k) Plan. We use equity compensation so that our executives will be motivated as stakeholders to contribute to our long-term success. We believe that providing a significant amount of “at risk” equity compensation to our executives is important because it aligns the interests of our executive officers with those of our stockholders and provides executive officers an opportunity to participate in our growth. Further, our equity incentive awards typically contain four-year vesting provisions which provide a retention incentive to executive officers and employees.

2001 Equity Incentive Plan

Stock options granted under the 2001 EIP have an exercise price equal to the fair market value on the date of grant and have a potential term of 10 years, so long as the individual continues to provide services to Amylin. We measure fair market value as the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Our stock options generally vest over a period of four years, with vesting tied to continued employment. Because four years is a significant amount of time, we have structured our option grant vesting such that one-fourth of an option grant vests on the first anniversary date of the grant in order to provide a meaningful shorter-term value component. The remaining grant vests pro-rata on a monthly basis over the remaining three years of the vesting schedule in order to provide long-term retention value.

We typically grant stock options on a periodic basis to eligible employees, including our executive officers. The Compensation Committee determines grant levels to executives after considering the level of responsibility, experience and expected contributions of each executive, as well as peer group data. Generally, the Compensation Committee grants stock options to executive officers annually as part of the executive performance review process. In addition to his annual option grant, in June 2006, Mr. Bradbury received a one-time option grant of 30,000 shares in connection with his promotion to President. The number and value of all stock options granted to each of our Named Executive Officer in 2006 can be found in the Grants of Plan-Based Awards Table below. The value shown in this table is the grant date fair value of the award as determined pursuant to SFAS No. 123R for financial reporting purposes.

In March 2007, the Board approved granting options to the following Named Executive Officers pursuant to the 2001 EIP to purchase the following number of shares of our common stock:  Mr. Bradbury: 450,000 (granted in connection with his appointment as our Chief Executive Officer); Mr. Foletta: 70,000 shares; Dr. Baron: 70,000 shares; and Dr. Kolterman: 70,000 shares. The options are exercisable at a price equal to the closing price of our common stock on the date of grant. The options fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter.

Option Grant Practices

After the end of the fiscal year, the Board or Compensation Committee approves, at its discretion, an annual option grant for all employees, including executive officers, generally at a regular committee meeting scheduled several months in advance. In 2006 and 2007, the annual option grant was approved for all employees, including our executive officers, at regular pre-scheduled meetings held in May 2006 and March 2007. The exercise price for these options was based on the closing price of our common stock on the date the grant was approved. Our executive officers assist the Board in setting option grant dates only to the extent they assist the Board with scheduling these meetings. These meetings are scheduled independently of the release of material information about Amylin.

Our newly-hired executive officers, as well as all eligible employees, receive an option grant that is effective as of their date of hire. We grant these stock options as a recruitment incentive and so that officers and employees are motivated as owners on their first day of employment with us. For practical reasons, the Compensation Committee often reviews and approves the compensation package, including the new hire option grant, prior to the executive officer’s date of hire because the executive officer’s hire date is frequently not determined at the time the option grant is approved. This may result in a situation in which the effective date of the grant and the exercise price are established on a date following the date the Compensation Committee approved the grant. Executive officer hire dates are determined by mutual agreement between the individual and Amylin and typically involve considerations such as departure date from the previous employer and relocation timing issues.

Under the terms of our 2003 Non-employee Directors’ Plan, our non-employee directors receive an automatic option grant upon re-election at our annual stockholder meeting. This plan contained a provision in which options granted pursuant to the plan had an exercise price equal to the closing price of our common stock on the NASDAQ Stock Market on the date immediately preceding the option grant date. Accordingly, options granted under this plan in 2006 had an exercise price equal to our common stock closing price on the date immediately preceding the grant date. In order to make this plan consistent with our 2001 EIP, the Compensation Committee amended the plan in March 2007 to provide that options automatically granted under the plan will have an exercise price equal to closing price of our common stock on the date of grant. Therefore, all future options granted to our directors pursuant to this plan will be granted on the date of our annual stockholder meeting and will have an exercise price equal to the closing price of our common stock on that date. We schedule the date of our annual stockholder meeting several months in advance and independent of the release of material information about Amylin.

2001 Employee Stock Purchase Plan

Our employees, including our executive officers, are eligible to participate in our 2001 ESPP, which is a qualified plan approved by our stockholders. Under the 2001 ESPP, participants may elect to participate in offerings to purchase shares of our common stock using payroll deductions of up to fifteen percent of their eligible compensation, subject to a maximum of $25,000 per calendar year. In May 2006, our Compensation Committee approved a series of four consecutive six-month offerings commencing on September 1, 2006 and ending on August 31, 2008. At the end of each six month offering, the participants’ accumulated payroll deductions are used to purchase shares of our common stock at a price equal to the lesser of (i) eighty-five percent of the fair market value of our common stock on the first day of the six-

month offering or (ii) eighty-five percent of the fair market value of our common stock on the final day of the offering. The number of shares purchased in 2006 under the 2001 ESPP by all our employees, including our Named Executives Officers, and the weighted average cost of such purchases is described in Proposal 3 of this proxy statement.

As with our other equity compensation, we established the 2001 ESPP to provide an opportunity for our employees to become stakeholders in our future financial success and to enable them to participate in our growth. We believe that employees who own shares of our common stock will be motivated to exert maximum efforts to contribute to our success. We also established the 2001 ESPP as a means of creating incentive to retain the services of our current employees and to secure the services of new employees. To the extent executive officers choose to participate in this plan, such participation is consistent with our objective of creating a significant portion of “at risk” compensation for our executives.

401(k) Plan

All of our employees, including our executive officers, are generally eligible to participate in our 401(k) plan. Since 1997, our Board has approved a discretionary 401(k) matching contribution in common stock for all 401(k) plan participants. Employees have the ability to diversify their holdings out of our common stock at any time. Matching contributions vest pro rata over the first four years of the participant’s employment with us. In recognition of our 2006 performance, our Board approved increasing the matching contribution for 2006 to one hundred percent of the first six percent of eligible earnings each participant contributed to the plan.

Our equity-based matching contribution to our employee 401(k) plan is intended to provide an incentive for our employees to save on a tax-advantaged basis for their retirement. By providing this matching contribution, we also hope to further align our employees’ interests with those of our stockholders by encouraging stock ownership. We believe this alignment with stockholder interest further motivates our executive officers and employees to maximize their efforts in contributing to our success. In addition to using the 401(k) matching contribution as a new hire recruitment incentive, the four-year vesting schedule is designed to encourage employees and executive officers to remain employed by us. Finally, providing a 401(k) equity match, rather than a matching cash contribution, is consistent with our objective of providing a significant amount of “at risk” compensation to our executive officers. The value of common stock contributed to the 401(k) plans of each of our Named Executive Offices is included in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Other Elements of Compensation

Deferred Compensation Plan

We maintain a Non-Qualified Deferred Compensation Plan, which we refer to as our 2001 Deferred Compensation Plan, that allows executives to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts that permits the executives to select from a range of phantom investment alternatives that mirror the gains and/or losses of several different investment funds. Under the terms of the plan, in 2006 participants were permitted to defer up to 80% of their salary and up to 80% of their annual cash bonus until termination of employment, a specified date, or a change in control of the company as elected by the participant at the time of deferral. We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan, which remains subject to the claims of our general creditors. When such payments are due, cash will be distributed from our general assets.

Earnings for each of our Named Executive Officers under our Deferred Compensation Plan are shown in the Nonqualified Deferred Compensation Table set forth later in this proxy statement. The table also shows the amount of each officer’s contributions during 2006, as well as the ending balance of each account as of December 31, 2006.

Perquisites

As part of the employment agreement we entered into with Ginger Graham, our Chief Executive Officer in 2006, we paid Ms. Graham a monthly per diem stipend during 2006 which was grossed up for tax purposes to assist with additional housing costs incurred as a result of her employment with Amylin. The amount we paid to Ms. Graham under this arrangement is set forth in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

All of our employees, including our executive officers, have the option in certain circumstances, to receive cash compensation if they do not take all of their paid vacation days. All cash compensation paid to our Named Executive Officers in 2006 in lieu of accrued vacation is disclosed in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

As with all our employees, we pay the premiums for term life insurance offered to our executive officers as part of the benefit package we offer. The amount of insurance premium we paid on behalf of each of our Named Executive Officers is disclosed in the Summary Compensation Table and is accompanied by an explanatory footnote to that table.

Stock Ownership Guidelines

In September 2006, our Board adopted stock ownership guidelines that are applicable to each of our directors and officers. Members of our Board are required to own shares of our stock with a value equal to three times their annual retainer fee. Our officers are required to own shares of our common stock with a value equal to a specific multiple of such officer’s base salary as indicated in the table below. Directors and officers are required to meet these guidelines within five years of becoming subject to them.

Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chief Executive Officer	4x
Senior Vice President and above	2x
Vice President	1x

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensation officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). While our stock options are intended to qualify as “performance-based compensation” (as defined by the Code), amounts paid under our other compensation programs may not qualify.

Effective January 1, 2006, we adopted the fair value method of accounting for stock-based compensation arrangements in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, “Share-Based Payment,”, which we refer to as SFAS No. 123R, which establishes accounting for non-cash, stock-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period, which for us is generally the vesting period. We adopted SFAS No. 123R using the modified prospective method. Under the modified prospective method, prior periods are not revised for comparative purposes. The valuation provisions of SFAS No. 123R apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Estimated non-cash, compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro-forma disclosure purposes under SFAS No. 123, “Accounting for Stock-Based Compensation.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with members of management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for the fiscal year ended December 31, 2006.

The Compensation and Human Resources Committee:

James N. Wilson, Chair
Steven R. Altman
Vaughn D. Bryson
Karin Eastham

Summary Compensation Table

The following table sets forth in summary form information concerning the compensation earned by our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers during the fiscal year ended December 31, 2006, who were serving as executive officers as of December 31, 2006, we refer to these indviduals collectively as our Named Executive Officers.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non equity incentive plan compensation ($)(4)	All other Compensation ($)(5)		Total ($)
Ginger L. Graham, former Chief Executive Officer(6)	2006	559,167	15,000	3,587,264	754,880	69,016	(7)	4,985,327
Daniel M. Bradbury, President and Chief Executive Officer(8)	2006	456,667	15,000	1,593,012	462,600	726		2,528,005
Mark G. Foletta, Senior Vice President, Finance, Chief Financial Officer	2006	310,000	15,000	593,662	212,950	6,207	(9)	1,137,819
Alain D. Baron, M.D., Senior Vice President, Research	2006	366,983	15,000	875,888	247,710	726		1,506,307
Orville G. Kolterman, M.D., Senior Vice President, Clinical and Regulatory Affairs	2006	366,983	15,000	873,434	247,710	726		1,503,853

(1)          Salary amounts deferred under our 2001 Deferred Compensation Plan are shown in the footnotes to the Nonqualified Deferred Compensation Table.

(2)          Ms. Graham and Dr. Kolterman each deferred $20,000 and each of the other Named Executive Officers deferred $15,000 of compensation under our 401(k) plan. Amounts shown in this column consist of a dollar-for-dollar matching contribution made by us (up to a maximum of $15,000) in the form of our common stock under our 401(k) plan based on the fair market value of our common stock on the December 29, 2006 grant date of $36.07 multiplied by 416 shares granted to each Named Executive Officer.

(3)          Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2006 under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in Note 1 to Consolidated Financial Statements under the heading “Stock-based Compensation Information Under SFAS 123R”.

(4)          Amounts listed in this column were awarded for corporate and individual performance in 2006 but were paid in March 2007. Amounts deferred under our 2001 Deferred Compensation Plan are shown in the footnotes to the Nonqualified Deferred Compensation Table below.

(5)          Amounts shown in this column include $726 in term life insurance premiums we paid for each Named Executive Officer.

(6)          Ms. Graham served as our Chief Executive Officer throughout 2006 and continued to serve in that position until March 1, 2007.

(7)          In addition to the amount described in footnote 5 above, included in “all other compensation” for Ms. Graham is $68,290 for certain living expenses, including tax gross-ups of $35,290, related thereto.

(8)          Mr. Bradbury served as our President and Chief Operating Officer during 2006. He became our President and Chief Executive Officer on March 1, 2007.

(9)          In addition to the amount described in footnote 5 above, included in “all other compensation” for Mr. Foletta is the sum of $5,481, representing compensation received in lieu of accrued vacation.

Employment Agreements and Arrangements

With the exception of Mr. Bradbury, with whom we have a written employment agreement, we maintain oral at-will employment relationships with each of our currently serving named executive officers: Alain D. Baron, M.D., Mark G. Foletta and Orville G. Kolterman, M.D. Each of these executive officers receives our normal and customary employment benefits, generally on the same terms as all of our employees. The benefits include the right to (i) participate in our 401(k) Plan and our 2001 ESPP, and (ii) receive stock option grants under our 2001 EIP and cash bonuses under our cash bonus plan. The cash bonus plan is called the Senior Management Cash Bonus Plan when it applies to those employees with the title of executive director or above. Each of our Named Executive Officers is also eligible, along with all of our employees holding the title of vice-president and above, to participate in our 2001 Deferred Compensation Plan and our Change in Control Employee Severance Benefit Plan, or the Change in Control Plan. The Change in Control Plan provides each participant with certain benefits in the event such employee ceases employment with Amylin without cause or under certain specified circumstances and within 90 days prior to, or within 13 months following, specified change of control transactions. An eligible employee will receive continuation of salary for 18 months (24 months in the case of the president, chief executive officer or chief operating officer) in normal regular monthly installments and any bonus such employee would otherwise have received under our annual cash bonus plan. We also have customary indemnification agreements with our officers, including our named executive officers.

On March 7, 2007, we entered into an employment agreement with Daniel M. Bradbury in connection with his appointment as President and Chief Executive Officer. Pursuant to the agreement, effective March 1, 2007, Mr. Bradbury will receive an annual salary of $575,000 and will be eligible to participate in our Senior Management Cash Bonus Plan, with a target bonus for 2007 equal to one hundred percent of his base salary. Mr. Bradbury was also granted an option to purchase 450,000 shares of our common stock under our 2001 EIP. The option will vest over four years from the date of grant. The agreement also provides that Mr. Bradbury will be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to our executive or key management employees and in the event of termination of employment without cause, Mr. Bradbury will be entitled to severance benefits including a payment equal to 12 month’s base salary and target bonus and continued company benefits for 12 months following such termination.

Additional discussion of the amounts listed in the Summary Compensation Table and an explanation of the amount of salary and incentive bonus paid to our Named Executive Officers in 2006 in proportion to total compensation can be found in the Compensation Discussion and Analysis in this proxy statement.

Grants of Plan-Based Awards In 2006

The following table provides information regarding each grant awarded to our Named Executive Officer during the fiscal year ended December 31, 2006.

						All	All
						stock	option
						awards:	awards:
						number	number
		Date of	Estimated possible payouts			of	of	Exercise	Full
		Board	under non-equity			shares	shares	price of	grant
		action	incentive plan awards(1)			of	of	option	date fair
	Grant	granting	Threshold	Target	Maximum	stock	stock	awards	value
Name	date	award	($)	($)	($)	(#)	(#)	($/Sh)	($)(2)
Ginger L. Graham			339,000	565,000	977,450
	5/16/2006						200,000	41.34	4,335,780
	12/29/2006	11/29/2006				416			15,000
Daniel M. Bradbury			216,000	360,000	622,800
	5/16/2006						120,000	41.34	2,601,468
	6/02/2006	6/01/2006					30,000	47.73	756,423
	12/29/2006	11/29/2006				416			15,000
Mark G. Foletta			94,500	157,500	272,475
	5/16/2006						50,000	41.34	1,083,945
	12/29/2006	11/29/2006				416			15,000
Alain D. Baron, M.D.			112,614	187,690	324,704
	5/16/2006						55,000	41.34	1,192,340
	12/29/2006	11/29/2006				416			15,000
Orville Kolterman, M.D.			112,614	187,690	324,704
	5/16/2006						55,000	41.34	1,192,340
	12/29/2006	11/29/2006				416			15,000

(1)          The amounts shown in these columns represent the threshold, target and maximum payout levels under our Executive Bonus Plan for 2006 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2006 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The potential payouts for Named Executive Officers are one hundred percent performance driven and therefore are completely at risk.

(2)          Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for purposes of computing the aggregate grant date fair value are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in Note 1 to Consolidated Financial Statements under the heading “Stock Based Compensation Information Under SFAS 123R.”

The option award grants listed above were granted pursuant to the terms of our 2001 EIP. The options were granted at an exercise price equal to the closing price of shares of our common stock on the NASDAQ Stock Market on the date of grant shown above. The options fully vest on the fourth anniversary of the date of grant with one-fourth of the option vesting on the first anniversary of the date of grant and in equal monthly installments for three years thereafter. The options expire ten years from the date of grant. Additional narrative discussion of our 2006 option grants and our option grant practices can be found in the Compensation Discussion and Analysis of this proxy statement.

The stock award grants listed above were granted pursuant to the terms of our 401(k) plan. In November 2006, the Compensation Committee approved a dollar-for-dollar matching grant for employee 2006 401(k) contributions up to the first six percent of contributions. In order to allow for all potential 401(k) contributions through the end of 2006, the stock award was granted on December 29, 2006 and valued using of the closing price of our common stock on that date of $36.07. Under the terms of our 401(k) plan, matching stock awards vest in equal annual installments over four years from the employee’s start date. Additional narrative discussion of our 2006 401(k) matching stock grant practices can be found in the Compensation Discussion and Analysis of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards granted under our 1991 Equity Incentive Plan and our 2001 EIP held by our Named Executive Officers and unvested stock awards under our 401(k) plan as of December 31, 2006.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Ginger L. Graham	10,000	—	4.375	5/20/08	239	(2)	8,621	(3)
	10,000	—	10.25	6/01/10
	3,000	—	11.03	5/24/11
	8,000	—	9.16	5/15/12
	12,000	—	19.24	5/14/13
	421,334	65,625	23.00	6/06/13
	113,021	61,979	22.60	5/04/14
	94,999	145,000	16.54	5/25/15
	—	200,000	41.34	5/16/16
Daniel M. Bradbury	6,320	—	2.906	3/13/08	—		—
	90,000	—	14.281	2/22/10
	5,000	—	9.625	11/17/10
	25,000	—	11.125	3/08/11
	45,000	—	5.73	10/04/11
	36,000	—	11.95	8/02/12
	89,583	10,417	18.85	5/12/13
	64,583	35,417	22.60	5/04/14
	43,542	66,458	16.54	5/25/15
	—	120,000	41.34	5/16/16
	—	30,000	47.73	6/02/16

Mark G. Foletta	26,624	—	13.25	4/06/10	—	—
	2,514	—	11.95	8/02/12
	27,916	4,167	18.85	5/12/13
	25,833	14,167	22.60	5/04/14
	15,833	24,167	16.54	5/25/15
	—	50,000	41.34	5/16/16
Alain D. Baron, M.D.	61,800	—	7.1875	12/08/09	—	—
	4,500	—	9.625	11/17/10
	12,000	—	11.125	3/08/11
	18,250	—	5.73	10/04/11
	10,000	—	10.94	6/28/12
	27,000	—	11.95	8/02/12
	58,229	6,771	18.85	5/12/13
	41,979	23,021	22.60	5/04/14
	25,729	39,271	16.54	5/25/15
	—	55,000	41.34	5/16/16
Orville G. Kolterman, M.D.	5,000	—	14.375	3/04/07	—	—
	13,700	—	2.906	3/13/08
	17,907	—	3.281	4/09/08
	16,545	—	0.313	10/23/08
	50,000	—	0.781	3/02/09
	3,000	—	1.344	5/24/09
	50,000	—	14.281	2/22/10
	15,000	—	9.625	11/17/10
	20,000	—	11.125	3/08/11
	45,000	—	5.73	10/04/11
	27,000	—	11.95	8/02/12
	58,229	6,771	18.85	5/12/13
	41,979	23,021	22.60	5/04/14
	25,729	39,271	16.54	5/25/15
	—	55,000	41.34	5/16/16

(1)          Unvested options appearing in this column were granted under our 2001 EIP. One-fourth of the option grant vests on the first anniversary of the grant date. Following the first anniversary of the grant date, the remaining options vest pro-rata on a monthly basis and become fully-vested on the fourth anniversary of the grant date.

(2)          Represents the total number of unvested company matching shares granted to Ms. Graham pursuant to our 401(k) plan.

(3)          Based upon the closing price of our common stock of $36.07 on the NASDAQ Stock Market on the December 29, 2006 grant date.

Option Exercises and Stock Vested Table

The following table contains information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, by each of our Named Executive Officers during the year ended December 31, 2006.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Ginger L. Graham	23,042	554,670	312	11,250
Daniel M. Bradbury	50,626	1,922,052	416	15,000
Mark G. Foletta	25,500	831,597	416	15,000
Alain D. Baron, M.D.	43,000	1,635,699	416	15,000
Orville G. Kolterman, M.D.	80,676	3,151,103	416	15,000

(1)          Represents the number of shares that vested immediately upon grant pursuant to the terms of our 401(k) plan. 401(k) matching shares vest in four equal annual installments on the anniversary of the Named Executive Officer’s employment start date. After the fourth anniversary of the start date, all matching shares granted under the 401(k) plan vest immediately on the date of grant.

(2)          Based upon the closing price of our common stock of $36.07 on the NASDAQ Stock Market on the December 29, 2006 grant date.

Nonqualified Deferred Compensation Table

The following table contains information regarding our Named Executive Officer’s participation in our 2001 Deferred Compensation Plan for the year ended December 31, 2006.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Ginger L. Graham	262,500	76,644	—	726,929
Daniel M. Bradbury	159,833	56,937	—	705,467
Mark G. Foletta	25,050	20,582	—	184,291
Alain D. Baron, M.D.	13,300	1,883	—	29,377
Orville G. Kolterman, M.D.	165,882	36,675	—	420,539

(1)          The contribution amounts contained in this column are reported in the Summary Compensation Table as follows:  the amounts for Ms. Graham, Mr. Foletta and Mr. Baron are reported as non-equity incentive plan compensation; the amount for Mr. Bradbury is reported as salary compensation; and the amount for Mr. Kolterman is reported as $55,047 of salary compensation and $110,835 of non-equity incentive plan compensation.

(2)          The aggregate earnings amounts contained in this column have not been reported in the Summary Compensation Table because none of our Named Executive Officers received above market or preferential earnings from their deferred compensation accounts.

(3)          None of our Named Executive Officers received distributions from their deferred compensation accounts in 2006.

(4)          Amounts shown in this column include deferred compensation that was included in our  Summary Compensation Tables for years prior to 2006 as follows:  Ms Graham: $356,000; Mr. Bradbury: $438,432; Dr. Baron: $13,200; and Dr. Kolterman: $201,947.

Our 2001 Deferred Compensation Plan is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. The plan allows executives to elect on an annual basis to defer receipt of portions of their salary and/or cash bonus into bookkeeping accounts with phantom investment alternatives that mirror the gains and/or losses of several different investment funds.  The bookkeeping accounts are adjusted to reflect investment results resulting from fluctuations in the market value of the phantom investments. Participants may change their selected phantom investment alternatives at any time. The amounts reported in the aggregate earnings column above reflect any unrealized gains and losses, based on the increases or decreases in market value of investment funds for 2006 and realized gains, which represents interest earned during 2006 on deferred compensation.

Under the terms of the plan, in 2006 executive participants were permitted to defer up to 80% of their salary and up to 80% of their annual cash bonus. Elections must be made by December 31 of each year to defer salary compensation that will be earned during the following year, and are irrevocable after that date.  Elections to defer bonus compensation must be made no later than six months prior to the end of calendar year, which is the applicable performance period to which the bonus relates, in accordance with applicable tax compliance requirements.

Executive participants may elect to receive a distribution of their account balance either in a lump sum or annual installments of up to 15 years, and may elect to commence payment either upon termination of employment, or a date specified by the executive at the time of initial deferral. Executives may also elect at the time of deferral to receive payment of their account balance in the event of a change of control of the company. Any changes in the executive’s distribution election are permitted only if made in accordance with applicable tax compliance requirements governing nonqualified deferred compensation plans. Any payments made to executives upon termination of employment will be delayed six months if required by applicable tax compliance requirements. Notwithstanding the executive’s election, for distributions made upon a termination of employment, annual installment payments are permitted under the plan only if at the time of termination the executive has attained age 65, or age 55 with 5 years of service with the company, or the termination is due to the executive’s death or disability. Executives may be entitled to receive earlier payments of their account balances through certain unforeseeable emergency withdrawals.

Amounts deferred by the executives are not subject to income tax until payment, but are subject to the Federal Insurance Contributions Act tax at the time of deferral.  We are not required to make any contributions to the 2001 Deferred Compensation Plan, nor do we fund the plan. Participants have an unsecured contractual commitment by the company to pay the amount due under the plan. When such payments are due, cash will be distributed from our general assets.

Pension Benefits

We have no pension plans.

Potential Payments Upon Termination or Change-In-Control

Termination

Employment Agreement Provisions

Other than Ms. Graham and Mr. Bradbury, we have not entered into employment agreements with any of our Named Executive Officers.

Ms. Graham served as our Chief Executive Officer from September 1, 2003 to March 1, 2007 and has served as a director since November 1995. Her employment agreement did not provide for any change-in-control or severance benefits, other than those provided to all of our officers as described below. On March 7, 2007, the Board approved a one-time bonus payment to Ms. Graham equal to her annual base salary of $565,000.

Mr. Bradbury has served as our President and Chief Executive Officer since March 1, 2007. On March 7, 2007, we entered into an employment agreement with Mr. Bradbury effective upon his promotion to that position. Mr. Bradbury’s employment is “at-will”, and his employment agreement can be terminated by us or by him at any time. Under the terms of his employment agreement, if Mr. Bradbury is terminated by us without cause or if he resigns for good reason, he will be entitled to severance benefits including a payment of 12 months base salary and target bonus, and continued company benefits for 12 months following such termination. Mr. Bradbury’s employment agreement also provides that if his employment terminates for any reason other than by us without cause or by him for good reason, he will be entitled to base salary and accrued and unused vacation benefits earned through the date of such termination at the rate in effect at that time.

Equity Awards

Under the provisions of our 1991 Stock Option Plan and our 2001 EIP, vested options, including those held by our Named Executive Officers, remain exercisable for a period of 90 days or 3 months, respectively, following termination of services to Amylin other than for death or disability if the option does not otherwise expire during that period. If services to Amylin are terminated as a result of death or disability, vested options granted under the 1991 Stock Option Plan and the 2001 EIP remain exercisable for a period of 12 months following such termination if the option does not otherwise expire during the 12-month period.

Deferred Compensation

Our Named Executive Officers participate in our 2001 Deferred Compensation Plan which permits the deferral of a portion of their compensation as described in the narrative description following the Nonqualified Deferred Compensation Table above. The last column in the Nonqualified Deferred Compensation Table above reports each Named Executive Officer’s aggregate plan balance as of December 31, 2006.  At the time of deferral the named executive officers may elect to receive a distribution of their deferred compensation account balance upon termination of employment, a specified date, and/or a change in control of the company. The Named Executive Officers may elect to receive a distribution of their account balance either in the form of a lump sum or annual installments payments of up to 15 years, and may elect a different form of distribution upon a change in control than that elected for other distribution events.

Change-In-Control

In February 2001, we adopted the Change in Control Plan. In general, the Change in Control Plan provides each designated employee who holds the position of vice president or above with specified benefits in the event such employee’s employment is terminated by Amylin without cause within 90 days prior to, or within 13 months, following specified change of control transactions. The benefits payable under the Change in Control Plan include continuation of salary for 18 months (24 months in the case of the President, Chief Executive Officer or Chief Operating Officer) in normal regular monthly installments and any bonus such employee would otherwise have received under our annual cash bonus plan then in effect, subject to an employee only being entitled to these benefits if he or she does not have a separate individual agreement with us regarding change of control or severance benefits (other than any agreement regarding equity incentive plans or arrangements, which are not superseded by the Change in Control Plan). As of the date of this proxy statement, none of our Named Executive Officers had separate agreements with us regarding change of control or severance benefits that supersede the Change in Control Plan.

To receive benefits under the Change in Control Plan, a recipient must execute a release of claims in favor of Amylin. Further, any benefits being paid under the plan will terminate immediately if at any time the recipient of such benefits violates any proprietary information, confidentiality or non-solicitation obligation to Amylin.

In addition, options granted to officers under the 2001 EIP have included, and it is expected that options granted to officers under the 2001 EIP will continue to include, certain change in control provisions. The 2001 EIP provides that, in the event of a sale, lease or other disposition of all or substantially all of our assets or specified types of mergers or consolidations (each referred to as a corporate transaction), any surviving or acquiring corporation shall either assume awards outstanding under the 2001 EIP or substitute similar awards for those outstanding under the 2001 EIP. If any surviving corporation declines to assume awards outstanding under the 2001 EIP or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

Further, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer’s employment terminates without cause or under certain other specified circumstances, then the vesting and exercisability of the options held by such officer that were issued under the 2001 EIP shall accelerate in full.

The following table summarizes the value of payments our Named Executive Officers would have received had their employment relationship with us been terminated without cause on the last business day of our most recently completed fiscal year in connection with a change in control.

Name	Salary Continuation and Bonus Payment($)(1)		Acceleration of Equity Awards($)(2)
Ginger L. Graham	1,695,000	(3)	4,524,426
Daniel M. Bradbury	1,080,000		1,954,372
Mark G. Foletta	630,000		734,567
Alain D. Baron, M.D.	750,760		1,193,652
Orville G. Kolterman, M.D.	750,760		1,193,652

(1)          Unless otherwise indicated, amounts shown in this column represent 18 months of salary continuation paid out over an 18-month period following December 31, 2006 and a lump-sum bonus paid on December 31, 2006 equal to one hundred percent of the Named Executive Officer’s 2006 target bonus amount.

(2)          Amounts shown in this column represent the value of in-the-money unvested options granted under the 2001 EIP that would have accelerated if the Named Executive Officer was terminated on December 31, 2006 in connection with a change in control based on the difference between the market value of our common stock on that date and the exercise price of the respective options.

(3)          Ms. Graham was our Chief Executive Officer on December 31, 2006. Under our Change In Control Plan if terminated on that date in connection with a change-in-control, she would have received salary continuation payments for a 24-month period following December 31, 2006 and a lump-sum bonus paid on December 31, 2006 equal to one hundred percent of her 2006 target bonus amount.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee is comprised solely of independent directors as defined in applicable NASDAQ and SEC regulations, and operates under a written charter approved by the Board. This charter is available on the corporate governance section of our website, www.amylin.com.

Management is responsible for the financial statements, the corporate accounting and financial reporting processes, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Our independent auditors are responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of the effectiveness of internal control over financial reporting. Our independent auditors are also responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006, including the appropriateness, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity and completeness of disclosure in the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting at December 31, 2006, with management and our independent auditors.

The Audit Committee and our independent auditors discussed the auditors’ independence from Amylin and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Audit Committee also discussed with our independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee met 13 times during 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The Audit Committee:

Karin Eastham, Chair
Thomas R. Testman
Joseph P. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Bryson and Wilson served on the Compensation Committee throughout 2006 and Messrs. Altman and Gregg served on the committee for a portion of 2006. None of these members of the Compensation Committee has ever been an officer or employee of ours or had a relationship in 2006 requiring disclosure under applicable SEC regulations. None of our executive officers currently serves, or served during 2006, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

As stated in our Code for Shared Business Conduct, we expect our directors, officers and other employees to avoid conflicts of interest that interfere with their ability to act in the best interests of Amylin. We have adopted a written policy establishing the procedures to be followed for the review, approval or ratification of any transactions between Amylin and any of its directors and/or executive officers. Upon becoming aware of any such proposed transaction, directors and executive officers notify our Chief Compliance Officer who then determines whether the transaction requires the approval of the Audit Committee of our Board of Directors. Under its written charter, the Audit Committee is responsible for reviewing and approving any related person transactions that require disclosure to our stockholders under applicable requirements. Any transactions referred to the Audit Committee must be approved by the Audit Committee prior to consummation.

Dr. Jay S. Skyler, one of our directors, had a consulting arrangement with us pursuant to which he was granted five stock options to purchase an aggregate of up to 40,000 shares of our common stock. Two of the five options were each for 5,000 shares of our common stock, and the remaining three options were each for 10,000 shares of our common stock. The options have exercise prices per share of $0.938 and $1.344 for the two options for 5,000 shares of our common stock, and $1.031, $9.40 and $11.5625, respectively, for the three options for 10,000 shares of our common stock. The exercise prices of the options are equal to the fair market value of our common stock on the respective dates of grant. The three options for 10,000 shares of our common stock vested according to a schedule based on the amount of services provided by Dr. Skyler under the consulting arrangement. As of December 31, 2006, the option for 10,000 shares of our common stock at an exercise price of $1.031 per share and each of the two options for 5,000 shares of our common stock were fully vested and had been fully exercised, and the options for 10,000 shares of our common stock at a exercise prices of $11.5625 and $9.40 were fully vested but had not been exercised. Effective March 21, 2006, the consulting agreement terminated and Dr. Skyler no longer provides consulting services to us.

The spouse of Dr. Orville Kolterman is employed at Amylin in a non-officer position. Her salary and bonus in 2006 totaled approximately $129,831, and are commensurate with the compensation of other Amylin employees in similar positions.

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify other employees and other agents, to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify each director and officer for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action arising out of the person’s services as a director or officer of the company. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We have adopted “householding,” and a number of brokers, banks or other agents with account holders who are stockholders of Amylin will be “householding” our proxy materials. Stockholders who participate in householding will continue to receive separate proxy cards. Beneficial stockholders can request information about householding from their banks, brokers, other holders of record, or our Investor Relations Department. If you participate in householding and wish to receive a separate copy of our 2006 annual report and proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please call us at 858-552-2200, extension 7299 or write to: Amylin Pharmaceuticals, Inc., Investor Relations, 9360 Towne Centre Drive, San Diego, California 92121. We will deliver the requested documents to you promptly upon your request.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Daniel M. Bradbury
President and Chief Executive Officer
San Diego, California
April 13, 2007

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, California 92121.

Appendix A

AMYLIN PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

1.                 PURPOSE.

(a)   The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)   The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.                 DEFINITIONS.

(a)   “Board” means the Board of Directors of the Company.

(b)   “Code” means the Internal Revenue Code of 1986, as amended.

(c)   “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d)   “Common Stock” means the common stock of the Company.

(e)   “Company” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(f)    “Corporate Transaction” means any one or more of the following events:

(i)    a sale, lease or other disposition of all or substantially all of the assets of the Company;

(ii)   a merger or consolidation in which the Company is not the surviving corporation; or

(iii)  a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise

(g)   “Director” means a member of the Board.

(h)   “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(i)    “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(j)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(m)  “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(n)   “Offering Date” means a date selected by the Board for an Offering to commence.

(o)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)   “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(q)   “Plan” means this Amylin Pharmaceuticals, Inc. 2001 Employee Stock Purchase Plan, as amended.

(r)   “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(s)   “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

(t)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(u)   “Related Corporation” means, with respect to the Company, any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(v)   “Securities Act” means the Securities Act of 1933, as amended.

(w)   “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.                 ADMINISTRATION.

(a)   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)   The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)   To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)  To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)  To amend the Plan as provided in Section 15.

(v)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)   The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.                 SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)   Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate two million six hundred fifty thousand (2,650,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(b)   The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.                 GRANT OF PURCHASE RIGHTS; OFFERING.

(a)   The Board may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b)   If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder:  (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.                 ELIGIBILITY.

(a)   Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)   the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)   No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)   Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.                 PURCHASE RIGHTS; PURCHASE PRICE.

(a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such earlier or later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)   The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)   In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)   The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)   an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.                 PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)   A Participant may elect to authorize payroll deductions pursuant to an Offering by delivering an enrollment form to the Company within the time specified in the Offering, in such form as the Company may provide or as otherwise provided for in the Offering. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant’s Earnings (as defined in each Offering) before or during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b)   At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)   Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

(d)   Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e)   The Board may specify in an Offering that potential Participants in the Offering may elect to have payroll deductions relating to the Offering made prior to the Offering’s commencement. In such event, the Board may specify in the Offering the procedures for potential Participants to follow to authorize or change such payroll deductions, the time or times when such payroll deductions may be made, such potential Participants’ withdrawal rights with respect to the Offering, and other related matters.

9.                 EXERCISE.

(a)   On each Purchase Date during an Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

(b)   If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount, of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

(c)   No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such

Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.          COVENANTS OF THE COMPANY.

(a)   During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

(b)   The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.          USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.          RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.          DESIGNATION OF BENEFICIARY.

(a)   A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b)   The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.          ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a)   If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)   In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.          AMENDMENT OF THE PLAN.

(a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b)   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

(c)   The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)   The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.          MISCELLANEOUS PROVISIONS.

(a)   The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or  be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

ADMISSION TICKET 2007 ANNUAL MEETING OF STOCKHOLDERS
When:	Where:
Wednesday, May 23, 2007	Amylin Headquarters
10:00 AM Pacific Time	9360 Towne Centre Drive
San Diego, CA 92121
This ticket will be required to
admit you to the meeting. Please
print your name and address and	Name
present this ticket at the door.
Address

City, State and Zip Code

COMPLIMENTARY PARKING PASS
For complimentary parking, please place this pass on the dashboard of your car when entering the parking lot.

Wednesday, May 23, 2007
10:00 a.m. Pacific Time

Amylin Headquarters
9360 Towne Centre Drive
San Diego, CA 92121

Refreshments will be served.

For more detailed directions,
please call (858) 552-2200 and
ask for Stockholder Meeting
Services

AMYLIN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2007

The undersigned hereby appoints Daniel M. Bradbury and Mark G. Foletta, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters, located at 9360 Towne Centre Drive, San Diego, California, 92121, on Wednesday, May 23, 2007, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

AMYLIN PHARMACEUTICALS, INC. 9360 TOWNE CENTRE DR SAN DIEGO, CA 92121

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Amylin Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amylin Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

AMYLIN PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Steven R. Altman, 02) Teresa Beck, 03) Daniel M. Bradbury, 04) Joseph C. Cook, Jr., 05) Karin Eastham, 06) James R. Gavin III, 07) Ginger L. Graham, 08) Howard E. Greene, Jr., 09) Jay S. Skyler, 10) Joseph P. Sullivan, 11) James N. Wilson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.					For	Against	Abstain

Proposal 2:

To approve an increase of 250,000,000 shares in the aggregate number of shares of the Company’s common stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation.

					☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.					For	Against	Abstain

Proposal 3:	To approve an increase of 1,000,000 shares in the aggregate number of shares of the Company’s common stock authorized for issuance under the Company’s 2001 Employee Stock Purchase Plan.				☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.					For	Against	Abstain

Proposal 4:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature [Joint Owners]				Date